                                                                    Exhibit 3.89

CERTIFICATE OF INCORPORATION
STOCK CORPORATION

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.   The name of the corporation is      Ship Analytics USA, Inc.
                                    -----------------------------------------

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

          To provide management and technological advice and services to the government particularly for simulation systems and trainers.

          To carry on and conduct a business to perform analysis, research, development, design, engineering for evaluation, development and manufacture of marine and ship systems and related products which inherently involve scientific and computer based technology in their design, manufacture and operation.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patents rights, licenses and privileges, inventions, improvements, and processes, copy-rights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chosen in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government.

          To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

          To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidence of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To purchase, hold, sell, and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class, and description in any of the states, and districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

          In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Connecticut upon corporations formed under the General Corporation Laws of the State of Connecticut, and to do any or all of the things hereinbefore set forth, to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall except where otherwise expressed, be in no way limited or restricted by reference to, or inference from the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof are as follows:

          The authorized capital stock shall consist of twenty thousand shares of common stock without par value.

4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341,1959 Supp. Conn. G.S., are as follows:

          a. All shares are voting common shares without restriction or priority except that preemptive rights are denied to all such shares.

          b. The Board of Directors are hereby expressly granted the rights to exercise the authority related to the issuance of shares as specified by Section 33-341 of the General Statutes of the State of Connecticut, as amended to the date of this Certificate.

5. The minimum amount of stated capital with which the corporation shall commence business is

     One Thousand ($1,000.00)      dollars. (Not less than one thousand dollars)
-----------------------------------

6.   (7) - Other provisions

     6. The Corporation shall fully indemnify its directors, officers and employees against all judgements, fines and penalties and expenses as permitted and authorized by the State of Connecticut statutes as amended.

         Dated this       24th          day of         March        , 19   93
                    -------------------        ---------------------    --------

         I/We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

     This certificate of incorporation must be signed by each incorporator.

------------------------------------------- --------------------------------------- ----------------------------------------
NAME OF INCORPORATOR (Print or Type)        NAME OF INCORPORATOR (Print or Type)    NAME OF INCORPORATOR  (Print or Type)
Alan J. Pesch                               2.                                      3.
------------------------------------------- --------------------------------------- ----------------------------------------
                                            SIGNED (Incorporator)                   SIGNED (Incorporator)
1. /s/ Alan J. Pesch                        2.                                      3.
  -
------------------------------------------- --------------------------------------- ----------------------------------------
NAME OF INCORPORATOR (Print or Type)        NAME OF INCORPORATOR (Print or Type)    NAME OF INCORPORATOR (Print or Type)
4.                                          5.                                      6.
------------------------------------------- --------------------------------------- ----------------------------------------
SIGNED (Incorporator)                       SIGNED (Incorporator)                   SIGNED (Incorporator)
4.                                          5.                                      6.
------------------------------------------- --------------------------------------- ----------------------------------------

FOR OFFICE USE ONLY

                                          Rec: CC; GS:
                                          /s/ Francis L. Crowley
                                          ----------------------
                                          Francis L. Crowley
                                          Ship Analytics, Inc.
                                          Routes 184 & 2
                                          North Stonington Professional Center

Filed State of Connecticut March 30, 1993

                             SECRETARY OF THE STATE
                                30 TRINITY STREET
                               HARTFORD, CT 06106

Name of Corporation:                                                                           COMPLETE ALL BLANKS

                                        Ship Analytics USA, Inc.

----------------------------------------------------------------------------------------------------------------------
                  The above corporation appoints as its statutory agent for service, one of the following:
----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Name of Natural Person Who is Resident of Connecticut        Business Address                               Zip Code

                                                             Residence Address                              Zip Code

------------------------------------------------------------ ---------------------------------------------------------
Name of Connecticut Corporation                              Address of Principal Office in Conn.       (If none,
                                                             enter address of appointee's statutory agent for service)
Ship Analytics, Inc.                                           North Stonington Professional Center
                                                               Routes 2 & 184, N. Stonington, CT 06359
------------------------------------------------------------ ---------------------------------------------------------
Name of Corporation                                          Address of Principal Office in Conn.
(Not organized under the Laws of Conn.*)                     (If none, enter "Secretary of the State of Conn.")

----------------------------------------------------------------------------------------------------------------------
        *Which has procured a Certificate of Authority to transact business or conduct affairs in this state.
----------------------------------------------------------------------------------------------------------------------
                                                   AUTHORIZATION
------------------------------- ----------------------------------------- ------------------------- ------------------
      ORIGINAL APPOINTMENT       Name of Incorporator (Print or Type)      Signed (Incorporator)           Date
        (MUST BE SIGNED
        BY A MAJORITY OF         Alan J. Pesch                             /s/ Alan J. Pesch           24 March 1993
        INCORPORATORS)
------------------------------- ----------------------------------------- ------------------------- ------------------
                                 Name of Incorporator (Print or Type)      Signed (Incorporator)

------------------------------- ----------------------------------------- ------------------------- ------------------
                                 Name of Incorporator (Print or Type)      Signed (Incorporator)

----------------------------------------------------------------------------------------------------------------------

------------------------------- ------------------------------------------------------------------- ------------------
SUBSEQUENT APPOINTMENT           Name of President, Vice President or Secretary                            Date


------------------------------- ------------------------------------------------------------------- ------------------
                                 Signed (President, or Vice President or Secretary)

                                ---------------------------- ---------------------------- ----------------------------

------------------------------------------------------------------------- --------------------------------------------
Acceptance:  Name of Statutory Agent for Service (Print or Type)           Signed (Statutory Agent for Service)

Ship Analytics, Inc.                                                       /s/ Francis L. Crowley
------------------------------------------------------------------------- --------------------------------------------
For Official Use Only                           Rec; CC:                   Francis L. Crowley, Secretary
                                                -

                                                                                               -----------------------
                                                -                                              rof. Ctr.


                                                                                               -----------------------
                                                -                                              ss for mailing receipt


                                              SECRETARY OF THE STATE
                                       ORGANIZATION & FIRST BIENNIAL REPORT
                                           (DOMESTIC STOCK CORPORATION)

------------------------------------------------------------------------------------------------------------------------------------
NOTE:  Filing Fee $125.00.  This report must be filed within 30 days after the date of organization meeting as shown in item 2 below.  After 30 days, the late filing fee is an additional $25.00.  ALL BLANKS MUST BE COMPLETED.
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
1.   Name of Corporation

     Ship Analytics USA, Inc.
------------------------------------------------------------------------------------------------------------------------------------
2.   Date of Organization Meeting

     April 6, 1993
------------------------------------------------------------------------------------------------------------------------------------
3.   Address of Principal Office in Connecticut (if none so state)

     Route 184, North Stonington, CT 06359
------------------------------------------------------------------------------------------------------------------------------------
4.   OFFICERS:   (NO POST OFFICE ADDRESSES)
---------------------------------------- ------------------- ---------------------------------- ------------------------------------
NAME                                     TITLE               RESIDENCE ADDRESS                  BUSINESS ADDRESS
---------------------------------------- ------------------- ---------------------------------- ------------------------------------
Alan James Pesch                         Chairman &          Wyassup Road                       Route 184
                                         President           North Stonington, CT 06359         North Stoningtong, CT 06359
---------------------------------------- ------------------- ---------------------------------- ------------------------------------
Alan James Pesch                         Treasurer           Wyassup Road                       Route 184
                                                             North Stonington, CT 06359         North Stoningtong, CT 06359
---------------------------------------- ------------------- ---------------------------------- ------------------------------------
Janet Fiore                              Secretary           255 Grindstone Hill Road           Route 184
                                                             North Stonington, CT 06359         North Stoningtong, CT 06359
---------------------------------------- ------------------- ---------------------------------- ------------------------------------

---------------------------------------- ------------------- ---------------------------------- ------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
5.   DIRECTORS:  (NO POST OFFICE ADDRESSES)
---------------------------------------- ------------------- ---------------------------------- ------------------------------------
NAME                                     TITLE               RESIDENCE ADDRESS                  BUSINESS ADDRESS
---------------------------------------- ------------------- ---------------------------------- ------------------------------------
Alan James Pesch                         Director            Wyassup Road                       Route 184
                                                             North Stonington, CT 06359         North Stonington, CT 06359
---------------------------------------- ------------------- ---------------------------------- ------------------------------------

---------------------------------------- ------------------- ---------------------------------- ------------------------------------

---------------------------------------- ------------------- ---------------------------------- ------------------------------------

---------------------------------------- ------------------- ---------------------------------- ------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
I HEREBY DECLARE UNDER THE PENALTIES OF FALSE STATEMENT THAT THE STATEMENTS MADE IN THE
FOREGOING CERTIFICATE ARE TRUE:
------------------------------------------------------------------------------------------------------------------------------------
     April 12, 1993                                   /s/ Janet Fiore                               Secretary
------------------------------------------------------------------------------------------------------------------------------------
6.   Date                                7.  Officer's Signature - Janet Fiore                  8.   Title

------------------------------------------------------------------------------------------------------------------------------------
FOR OFFICIAL USE ONLY
------------------------------------------------------------------------------------------------------------------------------------
                               FILED                                  REC CC GS Sent to:   Janet Fiore
                                                                                           -----------------------------------------

                        STATE OF CONNECTICUT                          Ship Analytics, Inc.
                                                                      --------------------------------------------------------------

                            APR 21, 1993                              Route 184
                                                                      --------------------------------------------------------------

                                                                      North Stonington, CT 06359
                                                                      --------------------------------------------------------------

--------------------------------------------------------------------- --------------------------------------------------------------